UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2009

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2009, Medallion Financial Corp., a Delaware corporation (the “Company”), entered into a Framework Agreement (the “Framework Agreement”) with an affiliate, Sports Properties Acquisition Corp., a Delaware corporation (“Sports Properties”).

The following summaries of the transactions contemplated by the Framework Agreement (the “Framework Transactions”) and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, of which the Framework Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Upon the consummation of the Framework Transactions, Sports Properties intends to continue its business as a corporation that acquires and actively manages taxicab medallions, leases the medallions to fleet taxi operators, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry. Consummation of the Framework Transactions is conditioned upon, among other things, the approval by Sports Properties’ stockholders and warrantholders of certain amendments to Sports Properties’ certificate of incorporation and warrants, respectively.

In connection with the Framework Transactions, the Company has agreed to cancel, prior to or upon the consummation of the Framework Transactions, all of the shares of common stock that it acquired prior to Sports Properties’ initial public offering (“IPO”) that it still owns for no consideration. Sports Properties is in discussions with certain of its other stockholders who acquired shares of Sports Properties’ common stock prior to its IPO to have such stockholders cancel certain of their respective shares so that such stockholders will own no more than 25,000 shares in the aggregate following consummation of the Framework Transactions.

The Framework Transactions are expected to be completed on or prior to January 17, 2010, pending approval by Sports Properties’ stockholders and warrantholders and subject to certain closing conditions, as described herein and in the Framework Agreement. It is anticipated that, subject to stockholder approval, Sports Properties will change its name to Medallion Management, Inc.

The Framework Agreement

The description of the Framework Agreement herein is disclosure required under federal securities law. However, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sports Properties or the Company or their respective subsidiaries or affiliates, as applicable. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Framework Agreement, which subsequent information may or may not be fully reflected in public disclosures by Sports Properties or the Company. The representations, warranties and covenants contained in the Framework Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Framework Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Framework Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Transactions Set Forth in the Framework Agreement

The Framework Agreement sets forth the steps Sports Properties will take to continue its business as a corporation that will acquire and actively manage taxicab medallions, lease the medallions to fleet taxi operators, operate, on a selective basis, the taxicab fleets associated with those medallions and provide a range of services to and otherwise participate in the taxi industry. In particular, Sports Properties will submit proposals to approve amendments to its charter, an equity incentive plan and the amendment of Sports Properties’ warrants to Sports Properties’ stockholders and warrantholders for their consideration. Sports Properties intends to enter into agreements with its IPO underwriters to revise the compensation they will receive upon consummation of the Framework Transactions. It will also enter into (i) a transitional services agreement with the Company pursuant to which the Company will provide Sports Properties with back office, administrative, transaction origination and management services, (ii) amendments to each of the letter agreements between Sports Properties, Banc of America Securities LLC and each of the stockholders that acquired Sports Properties’ common stock prior to its IPO, pursuant to which each such stockholder agrees to amend the definition of “Business Combination” and the Company and the other such stockholders agree to surrender certain of their shares prior to or upon consummation of the Framework Transactions and (iii) certain ancillary documents.

Closing of the Transactions Contemplated by the Framework Agreement

The closing of the Framework Transactions will take place as soon as practicable following the satisfaction or waiver of all conditions described below under the subsection entitled “—Conditions to Closing,” or at such other time as Sports Properties and the Company mutually agree. At the closing Sports Properties and the Company have agreed to deliver to each other various transaction documents duly executed.

Representations and Warranties

The Framework Agreement contains representations and warranties of Sports Properties relating, among other things, to:

•	due organization and similar corporate matters;

•	capital structure;

•	due authorization and execution, and enforceability;

•	consents and approvals; no violations;

•	Securities and Exchange Commission (“SEC”) reports, financial statements and Sarbanes-Oxley Act;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	contracts;

•	litigation;

•	permits and compliance with applicable laws;

•	tax matters;

•	assets and properties;

•	transactions with affiliates;

•	employee matters;

•	required votes of Sports Properties’ stockholders and warrantholders;

•	Sports Properties’ trust account; and

•	brokers.

The Framework Agreement also contains representations and warranties of the Company relating, among other things, to:

•	due organization and similar corporate matters;

•	due authorization and execution, and enforceability;

•	consents and approvals; no violations;

•	litigation; and

•	brokers.

Covenants

Sports Properties and the Company have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the transactions contemplated by the Framework Agreement. Sports Properties has also agreed to continue to operate its business in the ordinary course prior to the closing and not to take the following actions, among others, without the prior written consent of the Company:

•

except in connection with amendments to its charter required by the Framework Transactions and amendments to its bylaws so they are consistent with the charter amendments required by the Framework Transactions, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

•

split, combine or reclassify any shares of Sports Properties’ capital stock or other equity securities or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Sports Properties’ capital stock or other equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of Sports Properties’ capital stock or other equity securities, except as set forth in the Framework Agreement;

•

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any of Sports Properties’ capital stock, warrant or other equity securities, or (y) amend any term of any of Sports Properties’ capital stock or other equity securities (in each case, whether by merger, consolidation or otherwise), except as set forth in the Framework Agreement;

•

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, or businesses, other than in the ordinary course of business, except as set forth in the Framework Agreement;

•	sell, lease or otherwise transfer, or create or incur any lien on, any of Sports Properties’ assets, securities, properties, or businesses, other than in the ordinary course of business;

•	make any material loans, advances or capital contributions to, or investments in, any other person or entity;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

•	enter into any hedging arrangements;

•

enter into or amend any material contract or enter into any agreement or arrangement that limits or otherwise restricts in any respect Sports Properties, or any successor thereto, or that could, after the consummation of the Framework Transactions, limit or restrict in any respect Sports Properties from engaging or competing in any line of business, in any location or with any person or, except in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits;

•	increase compensation, bonus or other benefits payable to any director, officer or employee;

•	change the methods of accounting, except as required by concurrent changes in law or generally accepted accounting principles;

•

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against Sports Properties, including any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated by the Framework Agreement;

•

make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability;

•	take any action or omit to take any action that is reasonably likely to result in any of the closing conditions not being satisfied; or

•	agree, resolve or commit to do any of the foregoing.

The Framework Agreement contains additional covenants of the parties, including, among others, covenants providing for:

•

preparation and filing of a proxy statement to solicit proxies from Sports Properties’ stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meetings and reasonable best efforts by the parties to respond to any comments made by the SEC as promptly as practicable after such filing;

•

Sports Properties taking all action necessary to convene a meeting of stockholders and warrantholders to obtain the approval of the proposals that will be presented for consideration at the special meetings;

•

Sports Properties’ ability to seek to purchase, or enter into binding contracts to purchase Sports Properties’ shares of common stock issued in its IPO (the “IPO Shares”) following the initial filing of the proxy statement with the SEC;

•	protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	the waiver by the Company of its rights to make claims against Sports Properties to collect from the trust account for any monies that Sports Properties may owe to it; and

•	amendment of Sports Properties’ bylaws to ensure they are consistent with the charter amendments required by the Framework Transactions.

Conditions to Closing

Consummation of the transactions contemplated by the Framework Agreement is conditioned upon

•	the affirmative vote of

•	a majority of the outstanding shares of Sports Properties’ common stock entitled to vote at a stockholders meeting approving the initial charter amendment required by the Framework Transactions,

•

a majority of the IPO Shares, and a majority of the outstanding shares of Sports Properties’ common stock, cast at the stockholders meeting approving the Framework Transactions (and an amendment to the agreement governing Sports Properties’ trust account to allow for the release of funds from the trust account once the Framework Transactions are consummated), and

•

a majority of the outstanding shares of Sports Properties common stock entitled to vote, and a majority of the outstanding shares of Sports Properties’ common stock cast at the stockholders meeting, approving the second charter amendment required by the Framework Transactions,

•	the holders of an aggregate of fewer than 50% in interest of the IPO Shares both voting against the Framework Transactions and exercising their conversion rights, and

•	a majority of the holders of Sports Properties’ warrants approving the amendment to Sports Properties’ warrants.

In addition, the consummation of the transactions contemplated by the Framework Agreement is conditioned upon, among other things:

•

no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree having been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of such transactions;

•

the accuracy of the representations and warranties made by each party and the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, except as would not reasonably be expected to have a material adverse effect, and all covenants contained in the Framework Agreement having been materially complied with by each party;

•	the trust account containing at least $100 million (after payment to stockholders who exercise conversion rights and payment to stockholders from whom IPO Shares are purchased by Sports Properties);

•

receipt by Sports Properties of an opinion from Richards, Layton & Finger, P.A. relating to the initial charter amendment and the second charter amendment required by the Framework Transactions and the initial charter amendment and the third charter amendment required by the Framework Transactions having been filed with the Secretary of State of Delaware and being in full force and effect;

•

Sports Properties and the underwriters in Sports Properties’ IPO having entered into agreements to reduce the compensation they will receive upon the consummation of the Framework Transactions to no more than the lesser of (x) 1.5% multiplied by the balance of Sports Properties’ trust account after payment to converting stockholders and for forward purchase contracts of IPO Shares and (y) $2.15 million; and

•

Sports Properties and the stockholders who acquired the shares prior to the IPO having entered into amendments to each of the letter agreements between Sports Properties, Banc of America Securities LLC and each such stockholder, pursuant to which the Company agrees to cancel all of its shares acquired prior to the IPO and such other stockholders agree to cancel certain of their shares acquired prior to the IPO, prior to or upon consummation of the Framework Transactions, so that such other stockholders retain no more than 25,000 shares acquired prior to the IPO in the aggregate.

Waiver

If permitted under applicable law, either Sports Properties or the Company may waive any inaccuracies in the representations and warranties made to such party contained in the Framework Agreement or in any document delivered pursuant to the Framework Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Framework Agreement or in any document delivered pursuant to the Framework Agreement. The condition requiring that the holders of an aggregate of fewer than 50% in interest of the IPO Shares affirmatively vote against the proposal to approve the Framework Transactions and demand conversion of their shares into cash may not be waived. Sports Properties would file a Current Report on Form 8-K and issue a press release to disclose any waiver of any representation, warranty or condition to the Framework Agreement. If such waiver is material to investors, a supplement to the proxy statement to solicit proxies from Sports Properties’ stockholders and warrantholders to vote on the proposals described herein would also be sent to holders of IPO Shares as promptly as practicable. There can be no assurance that all of the conditions will be satisfied or waived. At any time prior to the closing, either Sports Properties or the Company may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Framework Agreement.

The existence of the financial and personal interests of Sports Properties’ directors may result in a conflict of interest on the part of one or more of them between what he or she may believe is best for Sports Properties and what he or she may believe is best for himself or herself in determining whether or not to grant a waiver in a specific situation.

Termination

The Framework Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Sports Properties and the Company;

•	by either Sports Properties or the Company:

•

if any court of competent jurisdiction or other competent government authority has issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting any or all of the transactions contemplated by the Framework Agreement, and such statute, rule, regulation, order, decree or injunction or other injunction has become final and non-appealable;

•

in the event of (i) a material breach of the Framework Agreement by the non-terminating party if such non-terminating party fails to cure such breach within twenty business days following notification thereof by the terminating party or (ii) the satisfaction of any condition to the terminating party’s obligations under the Framework Agreement becoming impossible if the failure of such condition to be satisfied is not caused by a breach of the Framework Agreement by the terminating party or its affiliates; or

•

if the transactions contemplated by the Framework Agreement are not consummated on or before the date on which Sports Properties’ existence terminates as set forth in its amended and restated certificate of incorporation, unless such failure to consummate such transactions is due to the failure to act by the terminating party or its affiliates.

Effect of Termination

In the event of proper termination by either Sports Properties or the Company, the Framework Agreement will become void and have no effect, without any liability or obligation on the part of Sports Properties or the Company, except that:

•	the obligations regarding confidentiality and public disclosure as set forth in the Framework Agreement will survive;

•

the waiver by the Company of all rights against Sports Properties to collect from the trust account for any monies that may be owed to it by Sports Properties for any reason whatsoever, including but not limited to a breach of the Framework Agreement, and the acknowledgement that the Company will not seek recourse against the trust account for any reason whatsoever, will survive;

•

the rights of the parties to bring actions against each other for any knowing or willful breach of any of the other party’s representations, warranties, covenants or other undertakings set forth in the Framework Agreement will survive; and

•	the fees and expenses incurred in connection with the Framework Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Fees and Expenses

Whether or not the transactions contemplated by the Framework Agreement are consummated and except as otherwise provided in the Framework Agreement, each party will bear its own expenses in connection with the transactions contemplated by the Framework Agreement.

Confidentiality; Access to Information

Each party will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the transactions contemplated by the Framework Agreement reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Sports Properties and the Company will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Framework Agreement, subject to customary exceptions.

Amendments

The Framework Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. Sports Properties would file a Current Report on Form 8-K to disclose any amendment to the Framework Agreement entered into by the parties. If such amendment is material to investors, a supplement to the proxy statement to solicit proxies form Sports Properties’ stockholders and warrantholders to vote on the proposals described herein would also be sent to holders of IPO Shares as promptly as practicable.

Public Announcements

The parties have agreed that until closing or termination of the Framework Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Framework Agreement and the transactions contemplated thereby; and

•

not issue or otherwise make any public announcement or communication pertaining to the Framework Agreement or the transactions contemplated thereby without the prior consent of the other party, which will not be unreasonably withheld, except as may be required by applicable law or court process.

A copy of the Framework Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Framework Agreement is qualified in its entirety by reference to the full text of the Framework Agreement.

The Transitional Services Agreement

Following consummation of the Framework Transactions, Sports Properties will enter into a Transitional Services Agreement with the Company (the “Transitional Services Agreement”) pursuant to which the Company will provide Sports Properties the services of Sports Properties’ senior management team and with access to, among other things, the Company’s information technology, office space, personnel and other resources necessary to enable Sports Properties to operate its business. Under the Transitional Services Agreement, Sports Properties will also have access to the Company’s taxicab underwriting and operations teams. The Company will also provide Sports

Properties assistance with corporate operations, legal and compliance functions and governance. The Transitional Services Agreement requires the Company to manage the business affairs of Sports Properties in conformity with the policies that are approved and monitored by the board of directors of Sports Properties. The Transitional Services Agreement will have a term of three years and can be extended for additional one year periods by the mutual agreement of both parties. Either party may also terminate the agreement annually upon 180 days prior notice to the other party.

Sports Properties will pay the Company an annual fee equal to 1.0% of its stockholders’ equity (as defined in the Transitional Services Agreement), calculated and payable quarterly in arrears. Sports Properties will reimburse the Company quarterly in cash for the costs and expenses associated providing assistance with its corporate operations, accounting, legal and compliance functions and governance. The reimbursement obligation is not subject to any dollar limitation. The Company will have the right to waive the reimbursement of any such costs and expenses for any period in its discretion if it determines that such reimbursement will compromise its status as a regulated investment company under the Internal Revenue Code of 1986, as amended.

The Transition Services Agreement provides that the Company will not compete with Sports Properties for opportunities related to acquiring and managing taxicab medallions and fleet operations for a period of five years. Also, Sports Properties and the Company agreed that Sports Properties will have priority relating to the provision of services to the taxicab industry which do not constitute financial services while the Company will have priority over opportunities related to the taxicab industry which constitute financial services, provided that the Company is permitted to acquire and manage taxicab medallions that it acquires as a result of a default under or in settlement of any loan provided by the Company. This exclusivity clause expires five years after the date of the Transitional Services Agreement.

Pursuant to this agreement, the Company will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of Sports Properties’ board of directors in following or declining to follow the Company’s advice or recommendations. Under the terms of the Transitional Services Agreement, the Company, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by the Company and any person providing services to the Company will not be liable to Sports Properties, any subsidiary of Sports Properties, its directors, its stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Transitional Services Agreement, except due to acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties. In addition, Sports Properties has agreed to indemnify the Company, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by the Company and any person providing services to the Company with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Company not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Transitional Services Agreement.

In the future, Sports Properties may enter into additional transactions with the Company or its affiliates. In particular, Sports Properties may purchase assets from, sell assets to or arrange financing from or provide financing to the Company or its affiliates. However, any such transactions will require approval by a majority of Sports Properties’ independent directors who are disinterested in the transaction.

The Transitional Services Agreement is intended to provide Sports Properties with the personnel Sports Properties needs for its business on a transitional basis. However, Sports Properties may hire additional employees to grow and run its business as circumstances require.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

Exhibit 10.1	Framework Agreement, dated as of November 18, 2009, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

Dated: November 18, 2009	By:	/s/ LARRY D. HALL
Larry D. Hall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Framework Agreement, dated as of November 18, 2009, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp.